Exhibit 10.4
Date: July 6, 2006
Price: $13.82
INCENTIVE STOCK PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
(OFFICER)
     THIS AGREEMENT, made as of the 6th day of July 2006 (the “Grant Date”), between RadioShack Corporation, a Delaware corporation (the “Company”), and the person named (the “Optionee”) on the Notice of Grant of Non-Qualified Stock Options and Option Agreement (the “Notice”) attached hereto, the provisions of which are incorporated herein by reference;
     WHEREAS, the Company and Optionee have entered into an Employment Agreement dated July 6, 2006 (“Employment Agreement”);
     WHEREAS, the Company has adopted the 2001 Incentive Stock Plan, as identified on the Notice (the “Plan”) in order to provide an additional incentive to certain officers of the Company and its Subsidiaries; and
     WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option.
     1.1 The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of the amount of whole shares of common stock, par value $1.00, of the Company (“Shares”) set forth on the Notice(s) subject to, and in accordance with, the terms and conditions set forth in this Agreement.
     1.2 No portion of this Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and shall be so construed.
     1.3 This Option is granted pursuant to the Plan. Notwithstanding, this Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Purchase Price. The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $13.82 per Share (the “Purchase Price”).
     3. Duration of Option. The Option shall be exercisable to the extent and in the manner provided in Section 4 hereof for a period of seven (7) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.
     4. Exercisability of Option. Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time 125,000 of the Shares subject to the Option on the first anniversary of the Grant Date, an additional 125,000 of the Shares subject to the Option on the second anniversary of the Grant Date, an additional 125,000 of the Shares subject to the Option on the third anniversary of the Grant Date, and an additional 125,000 Shares subject to the Option on the fourth anniversary of the Grant Date, and each such right of purchase shall be cumulative and shall continue, provided that Optionee is continuously employed by the Company on such vesting date for such installment to so vest.
     5. Manner of Exercise and Payment.
     5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option shall be exercised by timely delivery of written notice in person, by facsimile, electronic means, or by certified mail return receipt requested, to such person, entity and location as may be designated by the Corporate Secretary of the Company. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed or authorized by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Corporate Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option. As used in Section 5, “delivery” means the notice and payment for the Options must be received by the Company, or its specified designee, prior to expiration of the Option as provided in Section 6.1 hereof.
     5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full Purchase Price for the Shares in respect of which the Option is being exercised, in cash or by certified check, or, in the discretion of the Committee, in whole or in part, by transferring Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted.
     5.3 Upon timely receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to the terms of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.
     5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full Purchase Price for the number of Shares in respect of which the Option was exercised, and (ii) the Company shall have issued and delivered the Shares to the Optionee or to a broker approved by the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.
     6. Expiration of Option.
     6.1 This Option shall expire and become null and void upon the happening of whichever of the following events shall first occur:
     (a) expiration of three (3) months after the Optionee ceases to be employed by the Company and all of its Subsidiaries for any reason other than termination for one of the reasons set forth below in Section 6.1(b), (c) or (d) or expiration of this Option pursuant to Section 6.1(e) of this Agreement;
     (b) expiration of three (3) years since the Optionee’s (i) termination of employment by reason of death; or (ii) termination of employment by reason of Disability (as defined in the Termination Protection Agreement for Corporate Executives between the Company and the Optionee); or (iii) involuntary termination by the Company without Cause or voluntary termination of employment by Optionee for Good Reason (each as defined in the Employment Agreement) at any time at or after the earlier to occur of (x) the second anniversary of the Grant Date or (y) the date that Optionee attains age 55; or (iv) voluntary termination of employment by Optionee without Good Reason at any time at or after the fourth anniversary of the Grant Date provided that Optionee had then attained age 55;
     (c) expiration of one (1) year since the Optionee’s involuntary termination by the Company without Cause or voluntary termination of employment by Optionee for Good Reason at any time on or before the earlier to occur of (x) the second anniversary of the Grant Date or (y) the date that Optionee attains age 55;
     (d) the first anniversary of the Optionee’s termination of employment following a Change in Control (as defined in Section 7 hereof); or
     (e) the Exercise Term expires.
     Except as provided in Section 6.2 below, only those portions of this Option exercisable as of the date of termination of the Optionee’s employment may be exercised.
     In the event of the Optionee’s death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under the Optionee’s will, or by the Optionee’s legal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.
     6.2 The provisions of Section 4 of this Agreement to the contrary notwithstanding:
     (a) upon the Optionee’s death or the termination of the Optionee’s employment by the Company without Cause or by the Optionee for Good Reason or due to Optionee’s Disability, a number of unvested Shares of this Option shall become immediately vested and exercisable, until the expiration of the period provided in Section 6.1 above, equal to (i) 250,000 Shares in the event of such a termination occurring on or before the first anniversary of the Grant Date and (ii) 500,000 shares in the event of such a termination occurring after the first anniversary of the Grant Date; and
     (b) upon any Change in Control of the Company this Option shall become exercisable as provided below in Section 7.
     7. Effect of Change in Control.
     7.1 Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control of the Company, the Option shall be treated as follows:
     (a) If such Change in Control occurs prior to the first anniversary of the Grant Date, 250,000 of the Shares subject to this Option will become fully vested and exercisable. The unvested portion of the Option on the date of the Change in Control will be forfeited and immediately cancelled upon the occurrence of such Change in Control.
     (b) If such Change in Control occurs on or after the first anniversary of the Grant Date, 500,000 of the Shares subject to this Option will become fully vested and exercisable.
     7.2 In such event under Section 7.1, the Optionee will be permitted to surrender for cancellation within 60 days after such Change in Control, the Nonqualified Stock Option or any portion of the Nonqualified Stock Option which is then vested and exercisable, to the extent not yet exercised, and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (a) the greater of (i) the Fair Market Value, on the date preceding the date of the surrender, of the Shares constituting the Nonqualified Stock Option or portion of the Nonqualified Stock Option surrendered which is vested and exercisable, or (ii) the Adjusted Fair Market Value of the Shares constituting the Nonqualified Stock Option or the portion of the Nonqualified Stock Option surrendered which is vested and exercisable, over (b) the aggregate Purchase Price for such Shares constituting the Nonqualified Stock Option or portion of the Nonqualified Stock Option surrendered which is vested and exercisable.
     7.3 For the purposes under this Agreement, “Change in Control” shall have the meaning set forth in the Termination Protection Agreement for Corporate Executives between the Company and the

Optionee, except that any such transaction constituting a management buy-out that is led by the Optionee shall not be a “Change in Control” under this Option.
     8. Nontransferability. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee’s legal representative.
     9. No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan(s) interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.
     10. Adjustments. In the event of a Change in Capitalization (other than resulting from the receipt of consideration by the Company or its shareholders including, without limitation, receipt of an investment of capital or a third-party merger transaction), the Committee shall equitably adjust the number and class of Shares or other stock or securities subject to the Option and the Purchase Price for such Shares or other stock or securities such that the Optionee shall be in the same economic position with respect to the Option before and after such Change in Capitalization (e.g. in the case of a two-for-one stock split, the Option shall be adjusted to cover twice the number of shares at one-half the Purchase Price per share). Notwithstanding the foregoing, in the event of a Change in Capitalization resulting from the receipt of consideration by the Company or its shareholders including, without limitation, receipt of an investment of capital or a third-party merger transaction, the Committee shall make such equitable adjustment, consistent with the treatment of other senior executives, as it determines to be appropriate in good faith in its sole discretion. The Committee’s adjustment shall be made in accordance with the provisions of the Plan, including, without limitation, Section 9 of the Plan, and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.
     11. Effect of Certain Transactions. Subject to Section 7 hereof, upon the effective date of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.
     12. Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to the Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Optionee is to experience a taxable event in connection with the receipt of Shares pursuant to an Option exercise, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Optionee having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.
     13. Optionee Bound by the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Optionee hereby acknowledges receipt of one or more Prospectuses for the Plan.
     14. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
     15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Texas without giving effect to the conflicts of law principles thereof.
     17. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any Successor Corporation. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators, personal representatives and successors.
     18. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined in accordance with the Employment Agreement.
     19. Entire Agreement. This Agreement, together with the documents incorporated herein by reference, represents the entire agreement between the parties with respect to the subject matter hereof and this Agreement may not be modified by any oral or written agreement unless same is in writing, signed by both parties and has been approved by the Committee.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first written above.

RADIOSHACK CORPORATION
By:	/s/ Thomas G. Plaskett
Its: Presiding Director

OPTIONEE
/s/ Julian C. Day
Julian C. Day